SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 24, 2012
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2012, AK Steel Holding Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (“Annual Meeting”). Each proposal subject to a vote at the Annual Meeting was described in detail in the Company's 2012 Proxy Statement. With respect to each of the proposals the Company's stockholders voted as indicated below.

1.	Election of Directors (Proposal 1): Stockholders re-elected each of the following:

	For	Against	Abstentions	Broker Non-Votes

Richard A. Abdoo	40,129,275	4,906,209	282,246	41,310,133
John S. Brinzo	41,122,388	3,917,099	278,244	41,310,133
Dennis C. Cuneo	44,076,654	960,156	280,921	41,310,133
William K. Gerber	44,069,483	957,022	291,226	41,310,133
Dr. Bonnie G. Hill	39,881,804	5,161,436	274,491	41,310,133
Robert H. Jenkins	40,014,639	5,025,743	277,350	41,310,133
Ralph S. Michael, III	41,066,161	3,967,598	283,972	41,310,133
Shirley D. Peterson	44,023,240	1,016,932	277,559	41,310,133
Dr. James A. Thomson	42,921,200	2,111,997	284,534	41,310,133
James L. Wainscott	43,084,532	1,940,460	292,739	41,310,133

2.
Ratification of independent registered public accounting firm (Proposal 2): Stockholders ratified the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2012.

For	Against	Abstentions
83,209,824	2,876,926	541,113

3.	Advisory vote on Named Executive Officer compensation (Proposal 3): Stockholders approved the resolution to approve the compensation of the Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
31,221,114	13,711,595	385,022	41,310,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: May 25, 2012